Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
To Prospectus dated April 12, 2023	Registration No. 333-271091

T STAMP INC.

175,000 Shares of Common Stock

and

Pre-Funded Warrants to Purchase 239,202 Shares of Common Stock

We are offering 175,000 shares of our Class A Common Stock, par value $0.01 per share (the “Shares”) and pre-funded warrants to purchase 239,202 shares of our Class A Common Stock (the “Pre-Funded Warrants”) (and the shares of Class A Common Stock underlying such Pre-Funded Warrants) directly to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of shares of Class A Common Stock issuable upon exercise of such Pre-Funded Warrants.

In a concurrent private placement, we are also selling to the investors common stock purchase warrants consisting of Series A common warrants exercisable for up to 414,202 shares of Class A Common Stock at an exercise price of $8.45 per share (the “Series A Warrants”), and Series B common warrants exercisable for up to 207,101 shares of Class A Common Stock at an exercise price of $8.45 per share (the “Series B Warrants”, and collectively, the “Private Placement Warrants”). The offering price per Share and respective Private Placement Warrants is $8.45, and the offering price per Pre-Funded Warrants and respective Private Placement Warrants is $8.449, with the remaining exercise price of each Pre-Funded Warrant equal $0.001 per share.

The Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Private Placement Warrants are immediately exercisable upon issuance and will expire five years from the date of issuance.

Our Class A Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “IDAI.” On January 6, 2025, the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market was $8.26 per share.

As of January 6, 2025, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $13.06 million based on 1,580,933 shares of Class A Common Stock held by non-affiliates on such date and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $8.26 per share. Pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period, we have sold $3,456,755.17 worth of securities. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-10 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged Maxim Group LLC (the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per Share of Class A Common Stock	Per Pre-Funded Warrant	Total
Offering price	$8.45	$8.449	$3,499,767.70
Placement Agent’s fees (1)	$0.59	$0.591	$244,983.74
Proceeds, before expenses, to us (2)	$7.86	$7.858	$3,254,783.96

(1) We have agreed to reimburse the Placement Agent for certain offering-related expenses up to an aggregate of $45,000, which are not included herein. See “Plan of Distribution.”

(2) Does not include proceeds that may be received by the Company from the exercise of the Pre-Funded Warrants at $0.001 per share, which would be $239.202 if all Pre-Funded Warrants are exercised.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about January 8, 2025, subject to customary closing conditions.

MAXIM GROUP LLC

Sole Placement Agent

The date of this prospectus supplement is January 6, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Class A Common Stock. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Maxim has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

We are not, and the Placement Agent is not, making an offer or sale of shares of our securities in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and under similar headings in the accompanying base prospectus, and the documents incorporated by reference herein and therein, including in our Annual Report on Form 10-K for the year ended December 31, 2023. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries primarily develop proprietary artificial intelligence-powered solutions, researching and leveraging machine learning artificial intelligence, including computer vision, cryptography, and data mining, to process and protect data and deliver insightful outputs that identify and defend against fraud, protect sensitive user information, facilitate automated processes, and extend the reach of digital services through global accessibility. We utilize the power and agility of technologies such as GPU processing, edge computing, neural networks, and large language models to process and protect data faster and more effectively than historically possible to deliver results at a disruptively low cost for usage across multiple industries.

Our team has substantial expertise in the creation and development of AI-enabled software products. We license our technology and expertise in numerous fields, with an increasing emphasis on addressing diverse markets through established partners who will integrate our technology into field-specific applications.

Over the last six months, the Company has undertaken a multi-pronged process to position itself better to leverage the growing opportunities offered by the expanded use and acceptance of AI technologies. This process has included:

i.	Reducing the size of the non-production-focused executive and consulting teams to reduce overhead for the 2025 calendar year.

ii.	Releasing sales staff that did not meet their targets.

iii.	Negotiating the sale of certain assets that have resulted in continuous operating losses to raise operating capital and eliminate the cash flow deficits associated with the asset, allowing for sharpened focus on and investment in products with the best promise for profitable revenue generation.

iv.	Negotiating a services contract to offset the cost of the technical team members while maintaining significant R&D and product development capabilities.

v.	Refocusing go-to-market strategies on joint ventures with proven industry partners with access to target markets.

Markets

Trust Stamp has evaluated the market potential for its services in part by reviewing the following reports, articles, and data sources, none of which were commissioned by the Company, and none of which are to be incorporated by reference:

Data Security and Fraud

•	According to the “2021 Year End Report: Data Breach QuickView” published by Flashpoint, 4,145 publicly disclosed breaches exposed over 22 billion records in 2022.

•	The cumulative merchant losses to online payment fraud between 2023 and 2027 will exceed $343 billion globally according to a 2022 report titled “Fighting Online Payment Fraud in 2022 & Beyond” published by Juniper Research.

Financial and societal inclusion

•	According to the “Global Findex Database 2021,” published by the World Bank, 1.4 billion people were unbanked as of 2021..

•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023)

•	The global market for Microfinance is estimated at $157 Billion in the year 2020, and is projected to reach $342 billion by 2026 according to the 2022 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc.

Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities and has entered into go-to-market or licensing agreements, including global data location services, healthcare, IoT, automotive dealer services, and computer vision for UAV operations. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Principal Products and Services

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In 2022, the Company added to its product offerings a modular and highly scalable SaaS model with low-code or no implementation (the “Orchestration Layer”).

Recent Developments

Securities Purchase Agreement dated December 5, 2024

On December 5, 2024, the Company entered into a securities purchase agreement (the “December 2024 SPA”) with an investor, pursuant to which the Company agreed to issue and sell to the Selling Stockholder (i) in a registered direct offering, (a) 139,000 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock (the “December 2024 Shares”); and (b) Pre-Funded Warrants (the "December 2024 Pre-Funded Warrants") to purchase 231,370 shares (as adjusted to reflect the Reverse Stock Split) of the Company's Class A Common Stock at an exercise price of $0.015 per share (as adjusted to reflect the Reverse Stock Split) and (ii) in a concurrent private placement, common stock purchase warrants consisting of Series A common warrants exercisable for up to 370,370 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock at an exercise price of $8.10 per share (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock (the “December 2024 Series A Warrants”), and Series B common warrants exercisable for up to 277,778 shares (as adjusted to reflect the Reverse Stock Split) of Class A Common Stock at an exercise price of $8.10 per share (the “December 2024 Series B Warrants”, and collectively with the December 2024 Series A Warrants, the “December 2024 Private Placement Warrants”). The offering price per December 2024 Share and respective December 2024 Private Placement Warrants was $8.10 (as adjusted to reflect the Reverse Stock Split), and the offering price per Pre-Funded Warrant was $8.09 (as adjusted to reflect the Reverse Stock Split).

Pursuant to the December 2024 SPA, the Company agreed to hold an annual or special meeting of its stockholders within sixty (60) days following the closing date of the December 2024 SPA for the purpose of obtaining shareholder approval of (i) an increase in the number of authorized shares of the Company; and (ii) the December 2024 SPA and transactions contemplated thereunder (including, but not limited to, the issuance of the December 2024 Private Placement Warrants, and shares issuable upon the exercise of the December 2024 Private Placement Warrants) as may be required by the applicable rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company must call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the warrants are no longer outstanding.

The terms of the December 2024 Series A and Series B Warrants that comprise the December 2024 Private Placement Warrants are identical, except that the December 2024 Series A Warrants provide for additional protections for the Selling Stockholder in the event of a “Fundamental Transaction” while the December 2024 Series A Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the Company’s assets). In such an event, then if holders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Selling Stockholder will be given the same choice as to the consideration it receives upon any exercise of either the December 2024 Series A or Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the December 2024 Series A Warrants, in the event of a Fundamental Transaction, the Selling Stockholder may require the Company or its successor to repurchase the December 2024 Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the December 2024 Series A Warrants’ value.

The December 2024 Private Placement Warrants are immediately exercisable upon the date December 2024 Shareholder Approval is received, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the December 2024 Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the December 2024 Private Placement Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the December 2024 Private Placement Warrants. The December 2024 Pre-Funded Warrants and December 2024 Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the December 2024 Pre-Funded Warrants and December 2024 Private Placement Warrants.

Amendment to Third Amended and Restated Certificate of Incorporation of the Company (Reverse Split)

On December 30, 2024, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, which was previously approved by the Company’s stockholders at the special meeting held on November 18, 2024 and described in the Company’s definitive proxy statement filed with the SEC on September 30, 2024, to effectuate a reverse stock split at a ratio of one (1) share of Common Stock for every fifteen (15) shares of Common Stock (the “Reverse Stock Split”) to be effective as of the opening of business on January 6, 2024 (the “Effective Time”).

As a result, at the Effective Time, each fifteen (15) pre-split shares of Common Stock outstanding automatically combined into one (1) new share of Common Stock, and the number of outstanding shares of Common Stock were reduced from 28,984,426 to 1,933,990. Proportional adjustments have also been made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards, stock options, and warrants in existence as of the Effective Time, as well as the applicable exercise price(s) of such instruments.

The number of authorized shares of Common Stock and the par value of each share of Common Stock remain unchanged. No fractional shares were issued as a result of the Reverse Stock Split, and any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up.

For more information regarding the Reverse Stock Split, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 30, 2024 and Form 8-K filed on November 21, 2024 announcing the result of the stockholder vote, the relevant portions of which are incorporated herein by reference. The description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2025.

Results of Stockholder Special Meeting

On November 18, 2024, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider and vote upon:

•	Proposal 1: Ratification of the approval of that certain Securities Purchase Agreement dated July 13, 2024 between our Company and DQI Holdings, Inc. (the “July DQI SPA”) and all transactions contemplated thereunder, including, but not limited to, the sale of 306,514 shares of our Class A Common Stock, par value $0.01 per share to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)); and

•	Proposal 2: Ratification of the approval of the issuance of certain warrants issued to a certain institutional investor (the “September 2024 PPWs” issued pursuant a securities purchase agreement with that investor entered into in on September 3, 2024 (the “September 2024 SPA”) as required by and in accordance with Nasdaq Listing Rule 5635(d));

•	Proposal 3: Approval of the issuance of the certain warrants issued to a certain institutional investor pursuant to a Warrant Exercise Agreement (the “WEA” entered into with this investor on September 3, 2024 as required by and in accordance with Nasdaq Listing Rule 5635(d)); and

•	Proposal 4: Approval a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion, and which would be effected by filing a Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation with the State of Delaware (collectively, the “Reverse Split ”).

At the Special Meeting, 44% of our Common Stock entitled to vote at the Special Meeting were represented in person or by proxy at the Special Meeting. Based on the results of the vote, the stockholders voted to approve Proposals 1, 2, 3 and 4. The number of votes cast for or withheld from the approval is also set forth below. The voting results disclosed below are final (adjusted for the effectiveness of the 1-for-15 reverse split as of January 6, 2025).

Proposal	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Ratify, by a vote of all the stockholders, the approval of the July DQI SPA and all transactions contemplated thereunder, including, but not limited to, the sale of 306,514 shares of our Class A Common Stock to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 1”)	536,368	14,867	1,036	97%
Ratify, by a vote of all the stockholders, the issuance of the September 2024 PPWs and the issuance of up to 190,987 shares from the exercise of the September 2024 PPWs issued as part of the September 2024 SPA, in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 2”);	532,312	19,679	281	96%
Approve the issuance of the New Warrants and the issuance of up to 636,404 shares of our Common Stock upon the exercise of the warrants issued pursuant to the WEA as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 3”)	532,161	19,864	246	96%
Approve a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion (“Proposal 4”)	528,665	22,983	624	96%

Election of New Board Member

On November 2, 2024, the Board of Directors of the Company elected Andrew Scott Francis, the current Chief Technology Officer of the Company, to the Board of Directors, effective immediately, to fill a vacancy on the Board of Directors left from the resignation of Joshua Allen from the Company's Board of Directors on September 26, 2024. Andrew Scott Francis will be a member of the “Class III” directors of the Company.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”) Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered

●	175,000 shares of Class A Common Stock;
●	Pre-Funded Warrants to purchase 239,202 shares of Class A Common Stock at an exercise price of $0.001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire; and
●	239,202 shares of Class A Common Stock issuable upon exercise of such Pre-Funded Warrants.

Offering price per security	$8.45 per share of Class A Common Stock $8.449 per Pre-Funded Warrant

Common Stock outstanding immediately before this offering	1,933,990 shares(1)

Common Stock outstanding immediately after this offering (including the shares issuable upon exercise of the Pre-Funded Warrants)	2,348,192 shares(1)

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $3.2 million after deducting offering costs associated with this offering (assuming no exercise of the Pre-Funded Warrants issued in connection with this offering or the Private Placement Warrants issued in the concurrent private placement after deducting the Placement Agent fees and estimated offering expenses payable by us). We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of securities in this offering the Private Placement Warrants to purchase up to 621,303 shares of our Class A Common Stock at an exercise price of $8.45 per share for both the Series A Warrant and the Series B Warrants. We will receive proceeds from such warrants solely to the extent they are exercised for cash. The Private Placement Warrants and the shares of our Class A Common Stock issuable upon the exercise of the Private Placement Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Private Placement Warrants are immediately exercisable and will expire five years from the date of issuance. See “Private Placement Transaction.”

(1)	The number of shares of our Class A Common Stock outstanding immediately before this offering and to be outstanding after this offering is based on 1,933,990 shares of Class A Common Stock outstanding as of January 6, 2025 but excludes the following as of January 6, 2025:

●	Restricted Stock Units (“RSUs”) for 72,480 shares of Class A Common Stock);

●	stock options (27,490 shares of Class A Common Stock issuable upon the exercise of stock options with exercise prices between $8.55 - $120.00 and all are vested as of January 6, 2024);

●	warrants that may be exercised for up to 1,883,571 shares of Class A Common Stock with exercise prices between $3.90 - $120.00 per share;

●	stock grants (8,731 shares of Class A Common Stock); and

●	90,910 shares of Class A Common Stock sold to DQI on October 27, 2024 but unissued as of the date of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, the accompanying prospectus and any free writing prospectuses before making an investment decision. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Securities

The market price for our Class A Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Class A Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Class A Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Class A Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Class A Common Stock regardless of our operating performance.

In addition to being highly volatile, our Class A Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Class A Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Class A Common Stock or other securities in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for tech stocks or the stock market in general experiences loss of investor confidence, the trading price of our Class A Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Class A Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We may fail to comply with certain continued listing requirements on Nasdaq, which could result in our Class A Common Stock being delisted from Nasdaq.

The Company has previously received notifications from Nasdaq that it was not in compliance with Nasdaq's continued listing rules, specifically with respect to the minimum stockholders' equity and closing bid price minimum requirements on Nasdaq. As of the date of this prospectus, while the Company has regained compliance with the minimum stockholders’ equity requirement, the Company is not in compliance with the minimum closing bid price requirement of Nasdaq. The Company received notice from Nasdaq that the Company is eligible for an additional 180 calendar day period, or until April 28, 2025, to regain compliance with minimum bid price requirement. There is no guarantee that we will regain or continue to be in compliance with all Nasdaq listing rules. In the event that our Class A Common Stock is delisted from Nasdaq, as a result of our failure to comply with either the stockholders' equity requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and our Class A Common Stock is not eligible for listing on another exchange, trading in the shares of our Class A Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Class A Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Class A Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

There is no public market for the Pre-Funded Warrants being offered in this offering or the Private Placement Warrants being sold in a private offering concurrently with this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering or the Private Placement Warrants being offered in a private placement concurrently with this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Private Placement Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants and Private Placement Warrants will be limited.

The Pre-Funded Warrants purchased in this offering and the Private Placement Warrants being sold in a private offering concurrently with this offering do not entitle the holder to any rights as Class A Common Stockholders until the holder exercises the Pre-Funded Warrant or Private Placement Warrants for shares of our Class A Common Stock.

Until you acquire shares of our Class A Common Stock upon exercise of your Pre-Funded Warrants purchased in this offering or the Private Placement Warrants being offered in a private placement concurrently with this offering, such Pre-Funded Warrants or Private Placement Warrants will not provide you any rights as a Class A Common Stockholder, except as set forth therein. Upon exercise of your Pre-Funded Warrants purchased in this offering or the Private Placement Warrants being offered in a private placement concurrently with this offering, you will be entitled to exercise the rights of a Class A Common Stockholder only as to matters for which the record date occurs on or after the exercise date.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Class A Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of our Class A Common Stock sold in this offering and may experience additional dilution of your investment in the future.

Since the price per Share and price per Pre-Funded Warrant being offered hereby is substantially higher than the net tangible book value per share of our Class A Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Shares and shares of Class A Common Stock underlying Pre-Funded Warrants you purchase in this offering. Based on an offering price $8.45 per Share, if you purchase Shares in this offering, you will suffer immediate and substantial dilution of $8.1679 per share with respect to the net tangible book value of our Class A Common Stock as of September 30, 2024 on a pro forma basis. Furthermore, if other outstanding warrants of the Company are exercised, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price of our Class A Common Stock to decline, and any issuance of additional Class A Common Stock, or securities convertible into Class A Common Stock, could dilute Class A Common Stockholders. We may issue additional Class A Common Stock, or securities convertible into Class A Common Stock, pursuant to our shelf registration statement (including our at-the-market facility), upon exercise of outstanding warrants, for additional financing purposes, in connection with strategic transactions such as acquisitions or collaboration agreements, or otherwise, any of which could result in dilution to existing stockholders.

The sale of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Shares of our Class A Common Stock held by certain other of our stockholders are eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 under the Securities Act (“Rule 144”). By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our Class A Common Stock to decline.

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of our Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Class A Common Stock or other securities.

In addition, the shares of our Class A Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. We have filed registration statements on Form S-8 under the Securities Act to register shares of our Class A Common Stock issuable pursuant to our equity incentive plan and our employee stock purchase plan, and may in the future file one or more additional registration statements on Form S-8 for the same or similar purposes. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Substantial future sales of shares of our Class A Common Stock could cause the market price of our Class A Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Class A Common Stock. Additionally, we may finance strategic alliances and/or acquisitions by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Class A Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Class A Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Class A Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Class A Common Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over Class A Common Stockholders, it may negatively impact the trading price of our shares of Class A Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the information incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in this prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that the net combined proceeds from this offering will be approximately $3.2 million, after deducting the Placement Agent fees, the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Pre-Funded Warrants, or the Private Placement Warrants sold in the concurrent private placement. We cannot predict when or if these Pre-Funded Warrants or Private Placement Warrants will be exercised. It is possible that these Pre-Funded Warrants and Private Placement Warrants may never be exercised.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds of this offering for working capital, capital expenditures, business and product development, potential acquisitions, retirement of debt and other general corporate purposes.   The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Share and net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Class A Common Stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our Class A Common Stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2024, was approximately ($2,704,218) or ($2.1554) per share of Class A Common Stock (as adjusted to reflect the Reverse Stock Split).

The following table illustrates dilution as of September 30, 2024 on an as adjusted basis after giving effect to (a) the sale of 175,000 Class A Common Stock at $8.45 per share; and (b) the sale of Pre-Funded Warrants to purchase 239,202 shares of our Class A Common Stock at $8.449 per share; assuming the exercise of Pre-Funded Warrants to purchase 239,202 shares of our Class A Common Stock at $0.001 per share, less the Placement Agent fees and estimated offering expenses payable by us our as adjusted net tangible book value as of September 30, 2024 would have been approximately $471 thousand, or $0.2821 per share (as adjusted to reflect the Reverse Stock Split). This represents an immediate increase of $2.4375 in the as adjusted net tangible book value per share to existing stockholders and immediate dilution of $8.1679 in the as adjusted net tangible book value per share to new investors purchasing common stock in this offering (as adjusted to reflect the Reverse Stock Split). The following table illustrates this per share dilution to the new investors purchasing shares of our common stock in this offering:

Public offering price per Share	$8.4500
Net tangible book value per share as of September 30, 2024 (1)	$(2.1554)
Pro forma increase in net tangible book value per share attributable to new investors	$2.4375
As adjusted net tangible book value per share as of September 30, 2024 after giving effect the sale of the Shares, and Pre-Funded Warrants	$0.2821
Dilution per share to new investors	$8.1679

(1)	Based on 1,254,650 shares issued and outstanding as of September 30, 2024 (as adjusted to reflect the Reverse Stock Split) and excludes the following as of September 30, 2024:

•	Restricted Stock Units (“RSUs”) for 72,775 shares of Class A Common Stock);

•	stock options (27,010 shares of Class A Common Stock issuable upon the exercise of stock options with exercise prices between $12.00 - $120.00 and all are vested as of January 6, 2024);

•	warrants that may be exercised for up to 1,798,646 shares of Class A Common Stock with exercise prices between $3.90 - $120.00 per share; and

•	stock grants (6,710 shares of Class A Common Stock).

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering the Shares (175,000 shares of Class A Common Stock) at $8.45 per share and Pre-Funded Warrants to purchase 239,202 shares of our Class A Common Stock (and the shares of Class A Common Stock underlying such Pre-Funded Warrants) directly to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the Pre-Funded Warrants is $8.449.

Description of Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the form of the Pre-Funded Warrant filed as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable the investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Common Stock following the consummation of this offering the opportunity to invest capital into our Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 239,202 shares of our Class A Common Stock at an initial exercise price of $0.001 per share, commencing on the date of issuance, and may be exercised at any time until the Pre-Funded Warrants are exercised in full. If at any time after the issuance date of the Pre-Funded Warrants there is no effective registration statement registering the shares issuable upon the Pre-Funded Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Class A Common Stock determined according to the formula set forth in the Pre-Funded Warrant. If we do not issue the shares in a timely fashion, the Pre-Funded Warrant contains certain damages provisions. No fractional common shares will be issued in connection with the exercise of a Pre-Funded Warrant. The Pre-Funded Warrants will be issued separately from the Class A Common Stock and may be transferred separately immediately thereafter. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercise Limitation. The holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Class A Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of the Shares and Pre-Funded Warrants in this offering, we will issue and sell to the investors in this offering, in a concurrent private placement, Private Placement Warrants to purchase up to 621,303 shares of Class A Common Stock, comprised of Series A Warrants exercisable for up to 414,202 shares of Class A Common Stock at an exercise price of $8.45 per share of Class A Common Stock, and Series B Warrants exercisable for up to 207,101 shares of Class A Common Stock at an exercise price of $8.45 per share.

The Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of such warrants have not been registered under the Securities Act are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell the Private Placement Warrants and the shares of Class A Common Stock issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the Private Placement Warrants, which are identical, except in the case of an occurrence of a Fundamental Transaction while the Private Placement Warrants are outstanding, as described below.

Exercisability. The Private Placement Warrants are immediately exercisable upon issuance and will expire five years from that date. The Private Placement Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Class A Common Stock underlying the Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Class A Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Class A Common Stock underlying the Private Placement Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, beginning six months from the issuance date, elect to exercise the Private Placement Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Class A Common Stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Private Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Private Placement Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the Private Placement Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Private Placement Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a “Fundamental Transaction” occurs while the Series A or Series B Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the company’s assets), then if holders of the Company’s Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of either the Series A or Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the Series A Warrants, in the event of a Fundamental Transaction, the holder may require the Company or its successor to repurchase the Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the Series A Warrants’ value.

Rights as a Stockholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holder of Private Placement Warrants will not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 30 days of the execution of the SPA to file a registration statement on Form S-1 providing for the resale of the shares of Class A Common Stock issued and issuable upon the exercise of the Private Placement Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 91 days of the closing of this offering and to keep such registration statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

Maxim Group LLC (“Maxim”, or the “Placement Agent”) has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated January 6, 2025. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. In connection with the offering of the securities described in this prospectus supplement, we have entered into a securities purchase agreement dated January 6, 2025 (the the “SPA”) directly with a certain investor in connection with this offering for the sale of all of the securities offered hereby (and the issuance of the Private Placement Warrants, which are not being offered herein, but are being issued in a separate concurrent offering, exempt from registration under the Securities Act).

We expect to deliver the Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about January 8, 2025.

Fees and Expenses

We have engaged Maxim as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent fees set forth in the table below. Maxim Group LLC is also acting as the Placement Agent for the private placement transaction and is being paid a fee related to the placement of the Private Placement Warrants.

	Per Share of Class A Common Stock	Per Pre-Funded Warrant	Total
Offering price	$8.45	$8.449	$3,499,767.70
Placement Agent’s fees (1)	$0.59	$0.591	$244,983.74
Proceeds, before expenses, to us (2)	$7.86	$7.858	$3,254,783.96

(1) We have agreed to reimburse the Placement Agent for certain offering-related expenses up to an aggregate of $45,000, which are not included herein.

(2) Does not include proceeds that may be received by the Company from the exercise of the Pre-Funded Warrants at $0.001 per share, which would be $239.202 if all Pre-Funded Warrants are exercised.

We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $80,000. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the SPA. A copy of the SPA with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

Tail Fee

We agreed pursuant to the Placement Agency Agreement that if we complete any financing of equity, equity-linked, or debt (other than the exercise by any person or entity of any options, warrants or other convertible securities) for which the Placement Agent is not acting as underwriter or Placement Agent within twelve months after the closing of the offering with any of the investors who were introduced to the Company by the Placement Agent, or contacted by the Placement Agent on the Company’s behalf in connection with the offering (the “PA Investors”), then we will pay to the Placement Agent upon the closing of such financing as a financing participation right 7% of the gross proceeds of the offering with respect to the funds received by the Company from the PA Investors.

Indemnification

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Lock-Up Agreements

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the SPA, our officers and directors have agreed, for a period of 30 days from January 8, 2025, not to engage in any of the following, whether directly or indirectly, without the consent of the purchaser under the SPA: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Certain Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Colonial Stock Transfer Company, located at 7840 S 700 E, Sandy, UT 84070. Colonial Stock Transfer Company also serves as our Warrant Agent.

Listing

Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol “IDAI”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the Placement Agent in this offering.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2023 and 2022 and for the fiscal years then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, which includes Risk Factors applicable to our Company;
•	our Quarterly Reports on Form 10-Q (and any amendments thereto on Form 10-Q/A) for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 16, 2024, August 13, 2024, and November 15, 2024 (amended on November 21, 2024) respectively;
•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 3, 2024, March 22, 2024, March 28, 2024, April 4, 2024, May 8, 2024, May 14, 2024, June 6, 2024, July 12, 2024, July 16, 2024, July 18, 2024, July 18, 2024 (#2), August 13, 2024, September 5, 2024, September 9, 2024, September 13, 2024, September 13, 2024, October 2, 2024, October 10, 2024, November 1, 2024, November 1, 2024, November 5, 2024, November 5, 2024, November 21, 2024, December 6, 2024, and January 2, 2025.
•	Description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on August 23, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

PROSPECTUS

$50,000,000

T Stamp Inc.

Class A Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $50,000,000 of our Class A Common Stock, warrants, and units, in any combination.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On March 31, 2023, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $2.57 per share.

As of March 31, 2023, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $8,930,930 million based on 3,475,070 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $2.57 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Trust Stamp develops proprietary artificial intelligence-powered identity and trust solutions at the intersection of biometrics, privacy, and cybersecurity, that enable organizations to protect themselves and their users, while empowering individuals to retain ownership of their identity data and prevent fraudulent activity using their identity. Trust Stamp tackles industry challenges including data protection, regulatory compliance, and financial accessibility, with cutting edge technology including biometric science, cryptography, and machine learning. Our core technology irreversibly transforms identity information to create tokenized identifiers that enable accurate authentication without the need to store or share sensitive data. By retaining the usefulness of biometric-derived data while minimizing the risk, we allow businesses to adopt biometrics and other anti-fraud initiatives while protecting personal information from hacks and leaks.

Trust Stamp’s key sub-markets are identity authentication for the purpose of account opening, access and fraud detection, the creation of tokenized digital identities to facilitate financial and societal inclusion, and in-community case management software for alternatives to detention and other governmental uses.

As biometric solutions proliferate, so does the need to protect biometric data. Stored biometric images and templates represent a growing and unquantified financial, security and PR liability and are the subject of governmental, media and public scrutiny, since biometric data cannot be “changed” once they are hacked, as they are directly linked to the user’s physical features and/or behaviors. Privacy concerns around biometric technology have led to close attention from regulators, with multiple jurisdictions placing biometrics in a special or sensitive category of personal data and demanding much stronger safeguards around collection and safekeeping.

To address this unprecedented danger and increased cross-industry need to establish trust quickly and securely in virtual environments, Trust Stamp has developed its Irreversibly Transformed Identity Token, or IT2TM, solutions, which replace biometric templates with a cryptographic hash that can never be rebuilt into the original data and cannot be used to identify the subject outside the environment for which it is designed.

Trust Stamp’s data transformation and comparison technology is vendor and modality agnostic, allowing organizations including other biometric services providers to benefit from the increased protection, efficiency, and utility of our proprietary tokenization process. With online and offline functionality, Trust Stamp technology is effective in even the most remote locations in the world.

Trust Stamp also offers end-to-end solutions for multi-factor biometric authentication for account access and recovery, KYC/AML compliance, customer onboarding, and more, which allow organizations to approve more genuine users, keep bad actors from accessing systems and services, and retain existing users with a superior user experience.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”) Our principal executive offices are located at 3017 Bolling Way NE, Floors 1 and 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered	We may offer up to $50,000,000 of:

●	Class A Common Stock;
●	Warrants; and
●	Units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of Trust Stamp is 50,000,000, all of are designated as Class A Common Stock, and the total number of authorized shares of Preferred Stock is 2,000,000, all of which are designated as Series A Preferred Stock.

The following summary description of our capital stock is based on the provisions of our Amended & Restated Certificate of Incorporation, as amended, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our Amended & Restated Certificate of Incorporation, as amended (our “A&R Certificate of Incorporation”) and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our Amended & Restated Certificate of Incorporation, as amended, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there are no issued (or designated) shares of Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

The holders of our Common Stock (Class A and Class B Common Stock) are entitled to elect four (4) directors of the corporation to our Board of Directors, so long as 25% of the Company’s initially issued shares of Preferred Stock remains outstanding. As of the date of this prospectus, no shares of the Company’s Preferred Stock are outstanding– and as such, holders of Common Stock are currently not entitled to this specific voting right.

Dividend Rights

Holders of Class A Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Holders of the Series A Preferred Stock are entitled to a liquidation preference that is senior to holders of each class of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class A Common Stock for which it made such election, and such Shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on transfer for shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of Shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such Shares of Class B Common Stock for Shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class B Common Stock for which it made such election, and such Shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires Shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;
(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company
(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or
(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the Shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

Preferred Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Preferred Stock. As of the date of this prospectus, all shares of Preferred Stock of the Company have been designated as Series A Preferred Stock. There is no issued or outstanding shares of Series A Preferred Stock as of the date of this prospectus.

Series A Preferred Stock

Voting Rights

Each holder of the Company’s Series A Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Each holder of Series A Preferred Stock will be entitled to one vote for each share of Common Stock into which such share of Preferred Stock could be converted. Fractional votes will not be permitted and if the conversion results in a fractional share, it will be disregarded.

Additionally, the holders of the Series A Preferred Stock are entitled to certain protective provisions that require the Company to obtain the written consent or affirmative vote of a majority of the outstanding shares of Preferred Stock prior to effecting certain corporate actions, comprised of the following:

a)	alter the rights, powers, or privileges of the Preferred Stock in a way that adversely affects the Preferred Stock;
b)	increase or decrease the authorized number of shares of any class or series of capital stock;
c)	authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the A&R Certificate of Incorporation of the Company, as then in effect, that are senior to or on a parity with any series of Preferred Stock;
d)	redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement);
e)	declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock;
f)	increase or decrease the number of directors of the Company;
g)	liquidate, dissolve, or wind-up the business and affairs of the Company

The Series A Preferred Stockholders do not have the right to vote for any directors of the Company as a standalone class, which is a right held by the Common Stockholders. The holders of the Series A Preferred Stock are entitled to vote together with the holders of the Common Stock for the election of one (1) independent director, and may vote together with the holders of the Common Stock on any additional directors to be elected to our Board of Directors after the initial five (5) directors are elected.

Dividend Rights

Holders of Series A Preferred Stock will be entitled to receive dividends as may be declared from time to time by the Board of Directors out of legally available funds and on a pari passu basis with holders of the Common Stock. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Conversion Rights

Shares of Series A Preferred Stock will be convertible, at the option of the holder, at any time, into fully paid and nonassessable shares of the Company’s Common Stock at the then-applicable conversion rate. Initially, the conversion rate will be one share of Common Stock per share of Series A Preferred Stock. The conversion rate is subject to adjustment in the event of stock splits, reverse stock splits or the issuance of a dividend or other distribution payable in additional shares of Common Stock.

Additionally, each share of Series A Preferred Stock will automatically convert into Common Stock:

i)	immediately upon the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act

ii)	upon the affirmative election of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class and on an as-converted basis.

In either of these events, the shares will convert in the same manner as a voluntary conversion.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or certain other events (each a “Deemed Liquidation Event”) such as the sale or merger of the Company, all holders of Series A Preferred Stock will be entitled to a liquidation preference that is senior to holders of the Common Stock. Holders of Series A Preferred Stock will receive a liquidation preference equal to the greater of (a) an amount for each share equal to the Original Issue Price for such share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like (the “liquidation preference”) plus any declared but unpaid dividends with respect to such shares or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event. Initially, the liquidation preferences for the shares of Series A Preferred Stock will be $7.79 per share (the “Original Issue Price”).

If, upon such liquidation, dissolution, or winding up or Deemed Liquidation Event, the assets (or the consideration received in a transaction) that are distributable to the holders of Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such funds will be distributed ratably among the holders of the Preferred Stock in proportion to the full amounts to which they would otherwise be entitled to receive.

After the payment of the full liquidation preference of the Series A Preferred Stock, the remaining assets of the Company legally available for distribution (or the consideration received in a transaction), if any, will be distributed ratably to the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023 for information on the outstanding warrants of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A Common Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related Class A Common Stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A Common Stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A Common Stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Common Stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In order to comply with applicable securities laws of some states, the Class A Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2022 and for the fiscal year then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2021 and for the fiscal year then ended, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Cherry Bekaert LLP includes an “Emphasis Of Matter Regarding Liquidity”. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), filed with the SEC on March 30, 2023;
●	our Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each filed with the SEC on January 19, 2023;
●	our Current Reports on Form 8-K, filed with the SEC on January 25, 2023, February 8, 2023, March 22, 2023, and March 30, 2023.
●	Description of our Class A Common Stock, which is contained in our Registration Statement on Form S-1 filed with the SEC on January 10, 2023. including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

175,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 239,202 Shares of Common Stock

T Stamp Inc.

Prospectus Supplement

Maxim Group LLC

Sole Placement Agent

January 6, 2025